Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

NorthStar Earth & Space Enterprises, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, no par value	(1)	Other	28,146,709		$3.56	$100,202,284.04	0.000087	$8,717.60
Fees to be Paid	Equity	Common Shares issuable upon exercise of warrants	(2)	Other	2,219,998		3.56	7,903,192.88	0.000087	687.58
Fees to be Paid	Equity	Warrants to purchase Common Shares	(3)	Other	219,998	$		$0.00	0.000087	$0.00

Total Offering Amounts:								$108,105,476.92		9,405.18
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$9,405.18

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Offering Note(s)

(1)	Represents the issuance of up to 28,146,709 common shares, no par value (“Common Shares”) of the Registrant. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(c), solely for purposes of calculating the registration fee, the proposed maximum offering price per share is $3.56, which is the average of the high and low prices of the Common Shares on the NYSE American LLC on October 23, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC).
(2)	Represents up to 2,219,998 Common Shares issuable upon the exercise of warrants originally issued in a private placement in connection with the initial public offering of Viking Acquisition Corp I. (the “Warrants”). Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rules 457(c) and (g), solely for purposes of calculating the registration fee, the proposed maximum offering price per share is $3.56, which is the average of the high and low prices of the Common Shares on the NYSE American LLC on October 23, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC).
(3)	Represents 219,998 Warrants exercisable for Common Shares being registered for resale hereunder. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the Common Shares underlying such Warrants, and no separate fee is payable for the Warrants.